INDEPENDENT AUDITORS' CONSENT

We consent to (a) the use in the Post-Effective Amendment No. 17 to Registration Statement
No. 2-98199 of The American Fund Income Series:  U.S. Government Securities
Fund on

Form N-1A of our report dated September 22, 1995, appearing in the Financial Statements, which are included in Part B, the Statement of Additional Information of such Registration Statement, (b) the reference to us under the heading "General Information" in such Statement of Additional Information, and
(c) the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

DELOITTE & TOUCHE LLP

Los Angeles, California
October 20, 1995